As filed with the Securities and Exchange Commission on April 26, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAREX GROUP PLC

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

155 Bishopsgate

London EC2M 3TQ

United Kingdom

(Address of Principal Executive Offices)

Marex Capital Markets Inc.

140 East 45th Street, 10th Floor

New York, New York 10017

(Address of Agent for Service)

Marex Group Limited 2007 Employee Share Purchase Plan

Marex Group plc Retention Long Term Incentive Plan

Marex Group plc 2021 Deferred Bonus Plan

Marex Group plc 2022 Deferred Bonus Plan

Marex Group plc Long Term Incentive Plan

Marex Group plc Global Omnibus Plan

Marex Group plc Employee Share Purchase Plan

(Full title of the plan)

Marex Capital Markets Inc.

140 East 45th Street, 10th Floor

New York, New York 10017

(Name and address of agent for service)

(212) 618 2800

(Telephone number, including area code, of agent for service)

Copy to:

Marc D. Jaffe Ian D. Schuman Jennifer M. Gascoyne Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906 1200	Thomas N. O’Neill III Dinesh D. Banani Herbert Smith Freehills LLP Exchange House Primrose Street London EC2A 2EG United Kingdom +44 (0)20 7374 8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed or to be filed (other than portions of those documents furnished or otherwise not deemed filed) by Marex Group plc (the “Company”) with the SEC (the “Commission”) are incorporated into this Registration Statement by reference, as of their respective dates:

(1)

The Company’s prospectus filed with the Commission on April 25, 2024, including all amendments and exhibits thereto, relating to the registration statement on Form F-1, as amended (File No. 333-278231), which contains audited financial statements for the latest fiscal year in which such financial statements have been filed; and

(2)

The description of the Company’s ordinary shares contained in the Company’s Registration Statement on Form 8-A dated April 16, 2024 (File No. 001-42020) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities then remaining unsold shall be deregistered, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of the filing of such documents.

For purposes of this Registration Statement and the related prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in a subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or replaces such statement. Any statement so modified shall not be deemed in its unmodified form to constitute part of this Registration Statement or the related prospectus.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

To the extent permitted by law, the Company’s amended and restated articles of association provide that the directors and officers of Marex Group plc or any associated company shall be entitled to be indemnified against all losses or liabilities which they incur in execution of their duty in their respective offices.

Subject to the provisions of the Companies Act, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, the Company’s executive officers and directors (each a “Relevant Officer”) shall have the benefit of a deed of indemnity containing provisions that entitle each Relevant Officer to be indemnified against any liability incurred by or attaching to them (and including all charges, losses, liabilities and damages and all properly incurred costs and expenses incurred by them in relation thereto to the fullest extent permitted by law), provided that the Company’s amended and restated articles of association shall not authorize any such person to indemnification to the extent that it would be prohibited or rendered void under the Companies Act or other applicable law, in connection with any proven or alleged negligence, default, breach of duty or breach of trust or otherwise by them in relation to the Company or any of the Company’s associated companies (as defined in section 256 of the Companies Act) thereof, other than: (i) any liability incurred to the Company or any of the Company’s associated companies; (ii) the payment of a fine imposed in any criminal proceeding or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); (iii) the defense of any criminal proceeding if the Relevant Officer is convicted; (iv) the defense of any civil proceeding brought by the Company or the Company’s associated companies in which judgment is given against the Relevant Officer; (v) any claim which the Company’s board of directors determines as arising from the Relevant Officer’s fraud or willful default or which a court has determined as arising from the Relevant Officer’s fraud, willful default, recklessness or gross negligence; and (vi) any application for relief under sections 661(3), 661(4) or 1157 of the Companies Act in which the court refuses to grant relief to the Relevant Officer.

Subject to the provisions of the Companies Act, pursuant to a deed of indemnity, the Company may provide any Relevant Officer with funds to meet reasonable costs and expenditures incurred or to be incurred by them: (i) in defending any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust or otherwise by them in relation to the Company or an associated company thereof, or (ii) in connection with any application for relief under the Companies Act and otherwise may take any action to enable any such Relevant Officer to avoid incurring such expenditure. Relevant Officers who have received payment from the Company under the relevant indemnification provisions must repay the amount they received in accordance with the Companies Act or in any other circumstances that the Company may prescribe or where the Company has reserved the right to require repayment.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to executive officers and directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Exhibit Index

4.1	Amended and Restated Articles of Association (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1 (File No. 333-278231)).

5.1*	Opinion of Herbert Smith Freehills LLP, counsel to the Company, as to the validity of the ordinary shares (including consent)

23.1*	Consent of Deloitte LLP, an independent registered public accounting firm

23.2*	Consent of Herbert Smith Freehills LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

99.1#	Marex Group Limited 2007 Employee Share Purchase Plan, as amended on April 10, 2024 (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form F-1 (File No. 333-278231)).

99.2#	Marex Group plc 2021 Deferred Bonus Plan (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form F-1 (File No. 333-278231)).

99.3#	Marex Group plc 2022 Deferred Bonus Plan (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form F-1 (File No. 333-278231)).

99.4#	Marex Group plc Long-Term Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form F-1 (File No. 333-278231)).

99.5*#	Marex Group plc Global Omnibus Plan.

99.6*#	Marex Group plc Employee Share Purchase Plan.

99.7#	Marex Group plc Retention Long Term Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form F-1 (File No. 333-278231)).

107*	Filing Fee Table.

*	Filed herewith.
#	Indicates management contract or compensatory plan.

Item 9. Undertakings.

A. The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) shall not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, the United Kingdom, on April 26, 2024.

MAREX GROUP PLC

By	/s/ Ian Lowitt
Ian Lowitt
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Registrant’s principal executive officer and principal financial officer (currently Ian Lowitt and Robert Irvin, respectively) as such person’s true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person’s substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ian Lowitt Ian Lowitt	Chief Executive Officer and Director (principal executive officer)	April 26, 2024

/s/ Robert Irvin Robert Irvin	Chief Financial Officer and Director (principal financial officer and principal accounting officer)	April 26, 2024

/s/ Robert Pickering Robert Pickering	Chair of the Board of Directors	April 26, 2024

/s/ Madelyn Antoncic Madelyn Antoncic	Director	April 26, 2024

/s/ Konstantin Graf von Schweinitz Konstantin Graf von Schweinitz	Director	April 26, 2024

/s/ Sarah Ing Sarah Ing	Director	April 26, 2024

/s/ Linda Myers Linda Myers	Director	April 26, 2024

/s/ Roger Nagioff Roger Nagioff	Director	April 26, 2024

/s/ John W. Pietrowicz John W. Pietrowicz	Director	April 26, 2024

/s/ Henry Richards Henry Richards	Director	April 26, 2024

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Marex Group plc has signed this Registration Statement on April 26, 2024.

Marex Capital Markets Inc.

By	/s/ Michael Conti
Michael Conti
Head of Legal – North America